UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 11, 2011

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 15, 2011, FBL Financial Group, Inc. issued a news release announcing that it has reached an agreement to reorganize the portfolios of EquiTrust Series Fund, Inc. and EquiTrust Variable Insurance Series Fund into comparable mutual funds managed by Federated Investors, Inc. The EquiTrust Mutual Funds, currently managed by FBL Financial Group, Inc. affiliate EquiTrust Investment Management Services, Inc., consist of approximately $515 million in equity, fixed income and money market assets. The financial terms of the agreement were not disclosed, however, this transaction is expected to not be material to FBL Financial Group's financial results. The news release is furnished as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: April 15, 2011

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No:    Description
Exhibit 99.1    News Release dated April 15, 2011